Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Carole R. Artman-Hodge
	Tel	203 356 1318
	Email	investorrelations@mxenergy.com

MXENERGY EXTENDS THE EXPIRATION DATE AND CONSENT DEADLINE FOR THE

TENDER OFFER AND CONSENT SOLICITATION FOR ITS

FLOATING RATE SENIOR NOTES DUE 2011

Stamford, Conn., January 26, 2009 – MxEnergy Holdings Inc. (“MXenergy”) announced today that, as of 5:00 p.m., New York City time, on January 23, 2009, it had extended the expiration date for its previously announced cash tender offer for all of its outstanding Floating Rate Senior Notes due 2011 (the “Notes”) to midnight, New York City time, on January 28, 2009 (as such time and date may be further extended, the “Expiration Date”).  In conjunction with the tender offer, MXenergy is soliciting consents from holders of the Notes to effect certain proposed amendments to the indenture governing the Notes.  MXenergy also announced today that, as of 5:00 p.m., New York City time, on January 23, 2009, it had extended the consent payment deadline for such consent solicitation to 5:00 p.m., New York City time, on January 28, 2009 (as such time and date may be further extended, the “Consent Deadline”).  The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement, dated as of December 15, 2008, and the related Letter of Transmittal and Consent.

As of the close of business on January 23, 2009, approximately $28.5 million in aggregate principal amount of the Notes have been tendered.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes.  The tender offer and consent solicitation are being made pursuant to the Offer to Purchase and Consent Solicitation Statement and related materials, copies of which will be delivered to all holders of Notes.  Persons with questions regarding the tender offer and consent solicitation should contact Morgan Stanley & Co. Incorporated, the Dealer Manager and Solicitation Agent, at (800) 624-1808 or (212) 761-1864, or Global Bondholder Services Corporation, the Information Agent, at (866) 470-3800 or (212) 430-3774.

About MXenergy

MXenergy is one of the fastest growing retail natural gas and electricity suppliers in North America, serving approximately 500,000 customers in 39 utility territories in the United States and Canada. Founded in 1999 to provide natural gas and electricity to consumers in deregulated energy markets, MXenergy helps residential customers and small business owners control their energy bills by providing both fixed and variable rate plans. MXenergy is committed to best practices in environmental conservation and is a member of the

Chicago Climate Exchange and an Energy Star Partner. For more information, contact Carole R. Artman-Hodge, Executive Vice President, MXenergy, at 203.356.1318 or by email at investorrelations@mxenergy.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors.  These risks and uncertainties include, but are not limited to, our future performance generally; our business goals, strategy, plans, objectives and intentions; our integration of the assets we acquired from Shell Energy Services Company, L.L.C. in August 2006; expectations concerning future operations, margins, profitability, attrition, bad debt, interest rates, liquidity and capital resources; and expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, and other counterparties supplying, transporting, and storing physical commodity.  MXenergy does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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